Exhibit 15


                      [Letterhead of Price Waterhouse LLP]

December 15, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our reports dated April 9, 1997, July 10, 1997 and October 9, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about December 15, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP

Price Waterhouse LLP